SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): November 6, 2003

                         ONE PRICE CLOTHING STORES, INC.
                --------------- --------------------------------
             (Exact name of Registrant as specified in its charter)

Delaware                              0-15385                   57-0779028
--------                              -------                   ----------
(State or other jurisdiction of  (Commission File No.)   (IRS Employer
incorporation or organization)                              Identification No.)

                             Hwy. 290 Commerce Park
                              1875 East Main Street
                          Duncan, South Carolina 29334
          (Address of principal executive offices, including zip code)

                                 (864) 433-8888
              (Registrant's telephone number, including area code)


                                     None.
                             (Former name or Former
                                   Address if
                           Changed Since Last Report)












Item 4.   Changes in Registrant's Certifying Accountant.

                  On November 6, 2003, One Price Clothing Stores, Inc. (the "Company") notified Deloitte & Touche LLP ("Deloitte") that it had been dismissed as the Company's outside auditors. The decision to dismiss Deloitte was approved by the Company's Audit Committee under authority delegated by the Company's Board of Directors.

         Deloitte's report on the Company's consolidated financial statements as of and for the year ended February 1, 2003, dated May 16, 2003, did not contain an adverse opinion or disclaimer of opinion, was not qualified or modified as to audit scope or accounting principles, and included an explanatory paragraph concerning substantial doubt about the Company's ability to continue as a going concern.

         During the Company's two most recent fiscal years and the subsequent interim period through November 5, 2003, there were no disagreements, as that term is used in Item 304(a)(1)(iv) of Regulation S-K, between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreements, if not resolved to Deloitte's satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its reports.

         No "reportable events," as that term is described in Item 304(a)(1)(v) of Regulation S-K, have occurred during the Company's two most recent fiscal years and the subsequent interim period through November 5, 2003.

         The Company has provided Deloitte with a copy of the disclosures it is making in this Item 4, and has filed as an exhibit hereto the response of Deloitte to such disclosures.

Item 7.  Financial Statements, Pro Forma Financial Information And Exhibits.

(c)    Exhibits

         16.1 Letter from Deloitte and Touche LLP to the Securities and Exchange Commission agreeing with the statements made by the Company in Item 4 of this current report on Form 8-K.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         ONE PRICE CLOTHING STORES, INC.


Date:  November 12, 2003            /s/ C. Burt Duren
                                    --------------------------------------------
                                    C. Burt Duren, Chief Financial Officer